Sub-Item 77Q1(e): Copies of Any New or Amended Investment Advisory Contracts

Amended Annex A dated December 17, 2015 to the Management Agreement dated
 April 30, 1997
between Registrant, Goldman Sachs Asset Management, Goldman Sachs Fund
 Management L.P. and Goldman Sachs Asset Management International is incorporated herein by reference to Exhibit
(d)(9) to Post-Effective Amendment No. 523 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on
January 29, 2016 (Accession No.
0001193125-16-444378).

Amended Annex A dated February 11, 2016 to the Management Agreement dated April
 30, 1997 between Registrant, Goldman Sachs Asset Management, L.P., Goldman Sachs Fund Management L.P. and Goldman Sachs Asset Management International is incorporated herein by reference to exhibit (d)(9) to Post-Effective Amendment No. 544 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on March 31, 2016 (Accession
No. 0001193125-16-526029).

Amended Annex A dated April 14, 2016 to the Management Agreement dated April 30,
 1997 between Registrant, Goldman Sachs Asset Management, L.P., Goldman Sachs Fund Management L.P. and Goldman Sachs Asset Management International is incorporated herein by reference to Exhibit (d)(9) to Post-Effective Amendment
 No. 554 to the Registrants Registration Statement on Form
N-1A filed with the Securities and Exchange Commission on May 13, 2016 (Accession No. 0001193125-16-590574).